Exhibit 99.1

FOR IMMEDIATE RELEASE

Citigroup Inc. (NYSE: C)

October 2, 2007

Citi to Acquire Remaining Public Stake

in Nikko Cordial Through Share Exchange

Intended to Further Strengthen Comprehensive Strategic Alliance

Tokyo – Citi announced today that it has reached an agreement with Nikko Cordial Corporation to acquire all issued shares of Nikko Cordial that Citi does not already own in exchange for shares of Citigroup Inc. Under the terms of the agreement, Nikko Cordial’s minority shareholders will be entitled to receive Citigroup shares with an expected value at the time the exchange ratio is determined of ¥1,700 per Nikko Cordial share.

Citi said that its agreement with Nikko Cordial regarding the share exchange was signed today following approval by the boards of directors of Citigroup Inc. and Nikko Cordial Corporation.

Following completion of the share exchange, which is expected to occur in January 2008, Citi will own 100% of the issued shares of Nikko Cordial through Citigroup Japan Holdings Ltd., a direct wholly-owned Japanese subsidiary of Citigroup Inc. that owns Citi’s approximately 68% stake in Nikko Cordial.

Citi also announced that it has filed an application to list Citigroup Inc. shares on the Tokyo Stock Exchange, and that it aims to have the listing become effective prior to completion of the share exchange.

Strategic rationale

Since announcing their comprehensive strategic alliance in March 2007, Citi and Nikko Cordial have engaged in extensive integration planning efforts under the direction of a joint steering committee. Citi believes that acquiring 100% ownership of Nikko Cordial will enable the two companies to accelerate and further strengthen their ability to:

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Create synergies and broaden product offerings between Nikko Cordial Securities’ leading retail brokerage business and Citi's established retail banking and credit cards businesses in Japan, and leverage Citi’s global experience in providing enhanced products and services to retail customers.

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Enhance the combined group’s ability to deliver integrated products, services and solutions for corporate and institutional clients through Nikko Cordial Securities, Nikko Citigroup and Citibank Japan.

•	Leverage Nikko Cordial’s strong corporate relationships and Citi’s global networks to provide enhanced products and services to Japanese corporate clients doing business overseas.

•	Achieve scale and efficiencies in technology and administrative support by combining support platforms used by group companies in Japan and establishing centers of excellence.

•	Build a strong platform of governance, compliance and controls for the combined group, and maximize capital and funding efficiencies.

•	Continue to leverage and enhance the value of the Nikko brand in securities brokerage, wealth management, asset management and merchant banking.

•	Provide Nikko Cordial employees with world-class training and development opportunities.

Citi aims to create the leading comprehensive banking and securities group in Japan by leveraging Nikko’s strong franchise, brand and management talent to better serve customers in the rapidly evolving market for Japanese financial services. Citi also intends to capitalize on the solid historical partnership demonstrated by the two organizations, their complementary capabilities and their common values, including respect for Japanese culture and business practices.

Transaction overview

Under the agreement announced today, Citigroup Japan Holdings will enter into a share exchange agreement with Nikko Cordial once the parties have finalized the operational aspects of the delivery of Citigroup shares to Nikko Cordial shareholders. The share exchange agreement is expected to be signed by the end of October 2007. The share exchange is subject to approval by Nikko Cordial shareholders at an extraordinary general meeting, which is expected to be held in December 2007. Citigroup Japan Holdings has agreed to vote its shares in favor of the share exchange, which is expected to be completed in January 2008.

The agreement announced today provides that the exchange ratio for the share exchange will be determined in December 2007 or January 2008 (as specified in the share exchange agreement) and be based on a value of ¥1,700 per Nikko Cordial share. The actual number of Citigroup shares to be exchanged for Nikko Cordial shares will be determined using the average trading price of Citigroup shares (subject to a minimum average of $37.00 and a maximum average of $58.00 per Citigroup share for exchange ratio calculation purposes) over an agreed number of trading days during the agreed valuation period. This methodology for determining the exchange ratio is intended to limit the exposure of Nikko Cordial shareholders to Citigroup share price volatility and exchange rate risk during the period from today’s announcement to the determination of the exchange ratio, while also protecting Citigroup against any unforeseen decline in the trading price of Citigroup shares during that period. As a consequence of using this exchange ratio methodology, the value of the Citigroup shares actually received by Nikko Cordial shareholders upon completion of the share exchange may be higher or lower than ¥1,700 per Nikko Cordial share, depending upon fluctuations in Citigroup's share price and in the dollar-yen exchange rate.

The share exchange is intended to be non-taxable for Japanese tax purposes for Nikko Cordial as well as for Japanese shareholders of Nikko Cordial generally.

Prior to completion of the share exchange, Citi intends to purchase additional Nikko Cordial shares – not to exceed approximately 1% of Nikko Cordial’s issued shares – in on-market transactions, subject to all applicable laws and regulations. These purchases, if effected, should promote liquidity in the trading market for Nikko Cordial shares prior to completion of the share exchange.

For Citi, the share exchange transaction is expected to be neutral to earnings per share in 2008 and accretive thereafter. The transaction will also enable Citi to accelerate its strategy and growth in the world’s second largest economy through an established partner with a premier franchise and brand and with a very well established network in Japan.

The share exchange is expected to have a transaction value of approximately ¥530 billion (or US$4.6 billion) at the time the exchange ratio is determined.

Citi is acting as sole investment banking adviser to Citigroup Inc. and Citigroup Japan Holdings Ltd. on this transaction.

Important notice

This press release is for informational purposes only and does not constitute an offer of any Citigroup or other securities or a solicitation of a proxy in relation to the share exchange. In connection with the share exchange, Citigroup will file with the U.S. Securities and Exchange Commission a registration statement on Form S-4. Shareholders of Nikko Cordial are urged to read the prospectus included within the registration statement when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the prospectus, as well as other information about Citigroup, without charge, at the Securities and Exchange Commission website (http://www.sec.gov). Copies of the prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the prospectus can also be obtained, without charge, from Citigroup Document Services at 877 936 2737 inside the United States (outside the United States at 718 765 6514), by e-mailing a request to docserve@citigroup.com, or by writing to: Citigroup Document Services, 140 58th Street, Suite 8G, Brooklyn, NY 11220.

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Media:	Investors:

In Japan		Equity Investors
Corporate Affairs	81-3-5223-8699	Arthur Tildesley	1-212-559-2718

In New York		Fixed Income Investors
Christina Pretto	1-212-559-9560	Maurice Raichelson	1-212-559-5091
Michael Hanretta	1-212-559-9466

Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Citi's major brands include Citibank, CitiFinancial, Primerica, Citi Smith Barney and Banamex. Additional information may be found at www.citigroup.com or www.citi.com.

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

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